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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38857, 333-38859, 333-44505, 333-92417,
333-99615 and 333-110949) of Brady Corporation of our report dated February 13, 2004 relating to the financial statements of EMED Co., Inc., which appears in the Current Report on Form 8-K/A of Brady Corporation filed August 3, 2004.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 3, 2004